Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the incorporation by reference in Registration Statement Nos. 33-6659, 33-29615, 33-44807, 33-72922, 333-76161 and 333-61126 on Form S-8 of our report, dated March 21, 2008, appearing in this Annual Report on Form 10-KSB of DPAC Technologies Corp. for the year ended December 31, 2007.
MALONEY + NOVOTNY LLC
Cleveland, Ohio
March 31, 2008